SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2013

DIGAGOGO VENTURES CORP.

 (Exact name of Company as specified in its charter)

Delaware	333-166494	42-1769945
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

645 Griswold St., Suite 3500 Detroit, Michigan 48226-4120
(Address of principal executive offices)

Phone: 704-246-8073 Fax: 704-904-6385
(Company’s Telephone Number)

Copy of all Communications to: Vincent & Rees 175 S. Main Street 15th Floor Salt Lake City, UT 84111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2013, the Company’s Board of Directors was presented with the resignation of Mr. Fernando Londe as chief executive officer and director of the Company.  Mr. Londe’s resignation is not the result of any disagreement with the Company.  The Company’s board of directors believed such resignation was in the best interests of the Company, and as of January 31, 2013, Mr. Londe’s resignation as the Company’s chief executive officer and director was effective.   In conjunction with Mr. Londe’s resignation, Mr. Kenneth Williams was appointed as the Company’s chief executive officer and director.

Kenneth Williams, age 41 has over eighteen years of work experience in information technology, security and network engineering.  Mr. Williams attained several certifications including OS/2 Warp Connect, CNE 3x (Novell), Microsoft MCSE 3x, HP Peripherals II, Fluke-packet decode, HP OpenView NNM (Windows NT 4.0) Enterasys (routing/switching), Optical Access Specialist (wavelength-division multiplexing), Cisco Certified Network Admin.  Mr. Williams has held various positions as a systems and network engineer and network architect.  From 2004-2011, Mr. Williams worked at the University of Michigan-MBNI Research as a research network specialist.  In 2011, Mr. Williams joined the Company as its chief technology officer and has worked as such until his appointment as the Company’s chief executive officer and director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIGAGOGO VENTURES CORP.

Date: February 7, 2013	By: /s/ Kenneth Williams
Kenneth Williams
Chief Executive Officer